Exhibit 99.1

magicJack Expects to Beat Analyst Estimates for First Quarter 2012

Company expects to file fourth quarter and year-end 2011 results the week of
March 12th, to hire its first-ever President and releases major upgrades in many systems, products and services

West Palm Beach, FL, and Netanya, Israel – February 16, 2012 - magicJack VocalTec, Ltd. (Nasdaq: CALL), a cloud communications leader that invented voice over IP (VoIP) and sold over eight million magicJacks®, predicts beating average analyst estimates for first quarter 2012 and announced today preliminary fourth quarter 2011 estimates. Audited financial results are expected to be filed with the Securities and Exchange Commission (SEC) during the week of March 12th, as part of the Company’s first annual filing as a domestic filer.

After reviewing January revenue figures, for first quarter 2012 magicJack predicts more than 20% and 4% upside to average analyst estimates for earnings and revenue respectively. The Company’s estimates are before any one-time and/or future nonrecurring gains or charges and/or other possible adjustments to revenue and/or earnings. Further, the actual results experienced by the Company may differ materially and adversely from the Company’s estimates. The company will give further guidance in mid-March.

Preliminary Year-end 2011 Statistics and Fourth Quarter Estimates:

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magicJack along with its two largest retailers recorded the highest quarterly sales of magicJack units ever. As a reminder, the Company recognizes revenue from the sale of magicJack units over the license period associated with the initial 12-month license, where the majority of the revenue for these units will be recorded in 2012. One of the company's other largest retailers is introducing magicJack PLUS™ on Feb 19th in its stores with other retailers to follow soon.

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2011 Year-end Deferred Revenue is the highest ever at $117.8 million. Fourth quarter beginning cash and cash equivalents including marketable securities were approximately $33 million and are presently approximately $50 million, even after the repurchase of 1,606,468 ordinary shares, including the preferred or mezzanine like securities, since the beginning of the fourth quarter reducing total shares outstanding by approximately 7.2%.

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Revenue and earnings per ordinary share for the 2011 fourth quarter are expected to be $29.6 million and $(0.09) per ordinary share, before any one-time and/or nonrecurring gains or charges and/or other adjustments to revenue and/or earnings. FCC Access charge reforms started this year should have a positive effect on earnings for 2012 after a higher reserve adjustment in 2011 related to access charge collections.

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Media and marketing spend increased by approximately $4 million during the fourth quarter with the introduction of the Company’s magicJack PLUS™. This spend, which can be controlled with very little notice to the various outlets, will go down considerably in the first quarter 2012 which may drive much higher income for the first quarter 2012.

“I am very pleased with the results of the launch of the magicJack PLUS™, and the magicJack APP for Apple’s mobile iOS platforms iPad®, iPhone®, and the iPod touch®. The successful launch of our new products reflects our culture of innovation and lays the foundation for strong revenue growth in 2012. The company also hopes to introduce many new product offerings this year including magicJack Plus Wi-Fi, magicJack APP for the Google Android™ platform, a magicJack-integrated portable phone, a “Bling phone” for Apps, and potentially a 4G module," stated CEO Dan Borislow.

Borislow further commented: “Our advertising campaigns, renewal promotions to existing users and the viral marketing associated with the availability of the magicJack APP contributed to record sales in fourth quarter 2011. The Company will soon introduce an Android™ app and begin converting app downloads to more sales. Higher revenue, increasing average subscription prices, combined with the expected uptake of number porting and increased access charge collections, together with a highly efficient advertising budget will all contribute to increased profitability this year and into the future. We have also just completed a new software rollout and are in the final stages of completing a major upgrade to our e-commerce and customer facing sites to better match the easy-to-use products and services we offer customers. We are prepared for large growth.”

Borislow also announced a future expansion of the Company’s management team. “I am also proud to announce a new addition to the magicJack team (upon Board approval), Andrew MacInnes, who will become our first-ever President. Andrew will initially concentrate on investor relations, improving customer perception and media awareness of the company and he will also be in charge of corporate governance. I expect Andrew will spend a lot of time on the road explaining what the Company does and how we are executing on our growth initiatives. This has not proven easy for me to do personally as many of our products and services are new inventions never before seen in the consumer market and business world. We need a person focused on constantly talking to investors and the media as the company continues to expand. I need to devote more time to developing these new offerings for new markets and make sure the customer experience lives up to or exceeds expectations of such an innovative company. Andrew understands who our investors should be, where they are located, talks the talk and knows the data flow they are seeking.”

Most recently, MacInnes, 45, was Managing Director at Oppenheimer & Co. where he served as Head of Equity Capital Markets and Head of Asia Investment Banking. Prior to that, MacInnes served in a variety of roles in the capital markets and investment banking groups at CIBC World Markets and Salomon Brothers.

magicJack President Andrew MacInnes stated: "It's been a longtime goal to be involved in operating and running a public company. Being able to learn from someone like Dan Borislow who operates in an original and unique fashion in many facets of business is a great opportunity. One of my objectives is to explain how our uniqueness is a great benefit to our investors and other stakeholders. Reducing the workload of being a public company for Dan and the rest of the team so they can continue to invent and create new proprietary products will generate great value for shareholders. I am excited to be starting with magicJack at the beginning of a major growth phase for the Company.”

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, cash flows, strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of the Forms 6-K and 20-F filed with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

About magicJack VocalTec Ltd.
magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of VoIP including the softphone and magicJack, has the goal of becoming the leading international provider of global voice over many platforms. The company has achieved sales of over eight million of the easy-to-use, award-winning magicJack since the device’s launch in 2008, and has the use of over 30 patents, some dating to when the company invented VoIP. It is the largest reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states, and the network has historically had uptime of over 99.99 percent.

Contact:
Investor Relations
Andrew MacInnes, President
561-771-2255
ir@magicJack.com

Media Relations
Kari Hernandez, INK Public Relations for magicJack
512-382-8982
magicjack@ink-pr.com